                                                            Exhibit 8.1

                  [Letterhead of Thompson & Mitchell]

                             April 6, 1995

Board of Directors
Plains Spirit Financial Corporation
131 West Third Street
Davenport, Iowa  52801

Ladies and Gentlemen:

          You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of Plains Spirit Financial Corporation ("Plains Spirit") with and into Mercantile Bancorporation Inc. of Iowa ("MBI Iowa"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI").

          In connection with the preparation of our opinion, we have examined and have relied upon the following:

          (i)  The Agreement and Plan of Merger by and among MBI,
          MBI Iowa, and Plains Spirit, dated December 23, 1994, including the schedules and exhibits thereto (the
          "Plan");

          (ii) MBI's Registration Statement on Form S-4, including the Proxy Statement and Prospectus contained therein, to be filed with the Securities and Exchange
          Commission on April 6, 1995 (the "Registration
          Statement");

          (iii) The representations and undertaking of MBI substantially in the form of Exhibit A hereto;

          (iv) The representations and undertakings of Plains Spirit and certain holders of Plains Spirit common stock, par value $0.01 per share ("Plains Spirit Common Stock"), substantially in the form of Exhibits B and C hereto; and

          (v)  The Rights Plan between MBI and Mercantile Bank of
          St. Louis National Association (as successor in interest to Mercantile Bank National Association), dated May 23, 1988.


          Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.

Plains Spirit Financial Corporation
April 6, 1995
Page 2

                               OPINIONS

          Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:

          A. The Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended to the date hereof (the
"Code").

          B. Each stockholder of Plains Spirit who receives, in the Merger, solely shares of MBI common stock, par value $5.00 per share ("MBI Common Stock"), in exchange for shares of Plains
Spirit Common Stock:

               1. will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

               2. will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) equal to the aggregate basis of the shares of Plains Spirit Common Stock surrendered (Code section 358(a)(1)); and

               3. will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) which includes the period during which the shares of Plains Spirit Common Stock surrendered were held, provided that the shares of Plains Spirit Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger (Code section 1223(1)).

          C. Each stockholder of Plains Spirit who receives solely cash (i) in exchange for Plains Spirit Common Stock pursuant to the Merger or (ii) as a result of the exercise of dissenters' rights will recognize gain or loss (determined separately as to each block of Plains Spirit Common Stock exchanged) in an amount equal to the difference between (x) the amount of cash received by such stockholder and (y) such stockholder's basis for the shares of Plains Spirit Common Stock surrendered, provided that the cash payment does not have the effect of the distribution of a dividend (Code sections 1001 and 302(a)). Such gain or loss will be capital gain or loss if the shares of Plains Spirit Common Stock surrendered were capital assets in the hands of the holder, and long-term or short-term depending on the holder's holding period for each block of Plains Spirit Common Stock surrendered (Code section 1222). However, if the cash payment does have the effect of the distribution of a dividend, such stockholder will recognize income in the amount of the cash received (without regard to such stockholder's basis in the Plains Spirit Common Stock surrendered), which generally will be taxable as a dividend (Code sections 302(d) and 301).

          The determination of whether a cash payment has the effect of the distribution of a dividend will be made pursuant to the provisions and limitations of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because such

Plains Spirit Financial Corporation
April 6, 1995
Page 3

determination generally will depend on the facts and circumstances of each Plains Spirit stockholder, we express no opinion as to whether the cash payments discussed in this paragraph 3 will be treated as having the effect of the distribution of a dividend.

          A cash payment will be considered not to have the effect of the distribution of a dividend under section 302 of the Code only if the cash payment (i) results in a "complete redemption" of such stockholder's actual and constructive stock interest, (ii) qualifies as a "substantially disproportionate" reduction in such stockholder's actual and constructive stock interest, or (iii) is not "essentially equivalent to a dividend" (Code section 302(b)(1), (2), (3)).

          A cash payment will result in a "complete redemption" of a stockholder's stock interest if such stockholder does not actually or constructively own any stock after the Merger. A reduction in a stockholder's stock interest will be "substantially disproportionate" if (i) the percentage of outstanding shares actually and constructively owned by such stockholder after the receipt of the cash payment is less than four-fifths (80%) of the percentage of outstanding shares actually and constructively owned by such stockholder immediately prior to the receipt of the cash payment, and (ii) such stockholder actually and constructively owns less than 50 percent of the number of shares outstanding after the receipt of the cash payment (Code section 302(b)(2)). The cash payment will not be "essentially equivalent to a dividend" if there has been a "meaningful reduction" (as the quoted term has been interpreted by judicial authorities and by rulings of the Internal Revenue Service (the "Service")) of the stockholder's actual and constructive ownership interest (Code section 302(b)(1); United
                                                         ------
States v. Davis, 397 U.S. 301 (1970); see, e.g., Rev. Rul. 76-
- ---------------                       ---  ----
385, 1976-2 C.B. 92; Rev. Rul. 76-364, 1976-2 C.B. 91).

          Under the traditional analysis (which apparently
continues to be used by the Service), section 302 of the Code will apply as though the distribution of cash were made by Plains Spirit in a hypothetical redemption of Plains Spirit Common Stock immediately prior to, and in a transaction separate from, the
Merger (a "deemed Plains Spirit redemption"). Thus, under the traditional analysis, the determination of whether a cash payment results in a complete redemption of interest, qualifies as a substantially disproportionate reduction of interest, or is not essentially equivalent to a dividend will be made by comparing
(x) the stockholder's actual and constructive stock interest in Plains Spirit before the deemed Plains Spirit redemption, with
(y) such stockholder's actual and constructive stock interest in Plains Spirit after the deemed Plains Spirit redemption (but before the Merger).  Nevertheless, in view of Commissioner v.
                                              ---------------
Clark, 489 U.S. 726 (1989), many tax practitioners believe that
- -----
the continuing validity of the traditional analysis is open to question and that, in a transaction such as the Merger, the receipt of solely cash in exchange for stock actually owned
should be treated in accordance with the principles of
Commissioner v. Clark, supra, as if the Plains Spirit Common
- ---------------------  -----
Stock exchanged for cash in the Merger had instead been exchanged in the Merger for shares of MBI Common Stock followed immediately by a redemption of such shares by MBI for the cash payment (a "deemed post-Merger redemption"). Under this analysis, the determination of whether a cash payment satisfies any of the foregoing tests would be made by comparing (i) the stockholder's actual and constructive stock interest in MBI before the deemed post-Merger redemption (determined as if such stockholder had received solely MBI Common Stock in the Merger), with (ii) such stockholder's actual and constructive stock interest in MBI after the deemed post-Merger redemption. Because this analysis is more likely to result in capital gain treatment than the traditional analysis, each Plains Spirit stockholder who receives solely cash in exchange for all of the Plains

Plains Spirit Financial Corporation
April 6, 1995
Page 4

Spirit Common Stock he or she actually owns should consult his or her own tax advisor with regard to the proper treatment of such cash.

          The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such stockholder and shares constructively owned by such stockholder pursuant to section 318 of the Code (Code section 302(c)). Under section 318 of the Code, a stockholder will be deemed to own stock that is owned or deemed to be owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such stockholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such stockholder (or a related person) has the right to acquire upon exercise of an option or conversion right. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining whether a complete redemption of a stockholder's interest has occurred for purposes of Code section 302.

          D. Each stockholder of Plains Spirit who exchanges, in the Merger, shares of Plains Spirit Common Stock solely for shares of MBI Common Stock and cash:

               1.   will not recognize any loss (determined
               separately as to each block of Plains Spirit Common Stock exchanged), except with regard to cash received in lieu of a fractional share, as discussed below (Code section 356(c));

               2. will realize gain (determined separately as to each block of Plains Spirit Common Stock exchanged) if (i) the sum of the amount of cash and the fair market value of the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) exceeds (ii) the tax basis of the Plains Spirit Common Stock surrendered in exchange therefor, and will recognize such gain, if any, up to but not in excess of the amount of cash received (excluding cash received in lieu of a fractional share) (Code sections 1001 and 356(a));

               3. will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) equal to the basis of the shares of Plains Spirit Common Stock surrendered, increased by the amount of gain, if any, recognized by such holder and decreased by the amount of any cash received (excluding cash received in lieu of a fractional share)(Code section 358(a)); and

               4. will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 5, below) which includes the period during which the shares of Plains Spirit Common Stock surrendered were held, provided that the shares of Plains Spirit Common Stock surrendered were capital assets in the hands of such holder (Code section 1223(1)).

Plains Spirit Financial Corporation
April 6, 1995
Page 5

          No opinion is expressed as to whether the recognized gain described in subparagraph b of this paragraph 4 will be capital gain or will be treated as the receipt of a taxable dividend. Provided that the receipt of the cash by the Plains Spirit stockholder does not have the effect of the distribution of a dividend, such gain will be capital gain if the shares of Plains Spirit Common Stock exchanged were capital assets in the hands of the holder, and long-term or short-term depending on the holder's holding period for each block of Plains Spirit Common Stock surrendered (Code section 1222). However, if the cash payment does have the effect of the distribution of a dividend, such gain generally will be taxable as a dividend (Code section 356(a)).

          Under section 356 of the Code, the determination of whether a cash payment has the effect of the distribution of a dividend will be made generally in accordance with the principles of section 302 of the Code, taking into account the stock ownership attribution rules of section 318 of the Code. Because this determination generally will depend on the facts and circumstances of each Plains Spirit stockholder, we express no opinion as to whether the cash payments discussed in this paragraph 2 will be treated as having the effect of the distribution of a dividend.

          A cash payment will be considered not to have the effect of the distribution of a dividend under section 302 of the Code only if the cash payment (i) results in a "substantially disproportionate" reduction in such stockholder's actual and constructive stock interest, or (ii) is not "essentially equivalent to a dividend" (Code section 302(b)(1), (2)). These two tests will be applied as if all Plains Spirit Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger solely for shares of MBI Common Stock, and such shares of MBI Common Stock were then redeemed by MBI in return for the cash payments (the "deemed Post-Merger redemption").
Accordingly, the determination of whether a cash payment to a Plains Spirit stockholder satisfies either of the foregoing tests will be made by comparing (i) such stockholder's actual and constructive stock interest in MBI before the deemed post-Merger redemption (determined as if such stockholder had received solely MBI Common Stock in the Merger), with (ii) such stockholder's actual and constructive stock interest in MBI after the deemed post-Merger redemption. Commissioner v. Clark, 489 U.S. 726
                         ---------------------
(1989).

          A cash payment will result in a "substantially disproportionate" reduction in a stockholder's stock interest if
(i) the percentage of outstanding MBI Common Stock actually and constructively owned by such stockholder after the deemed post-Merger redemption is less than four-fifths (80%) of the percentage of outstanding MBI Common Stock actually and constructively owned by such stockholder immediately prior to the deemed post-Merger redemption (determined as if such stockholder had received solely MBI Common Stock in the Merger), and (ii) such stockholder actually and constructively owns less than 50 percent of the number of shares outstanding after the deemed post-Merger redemption (Code section 302(b)(2)). The cash payment will not be "essentially equivalent to a dividend" if the deemed post-Merger redemption results in a "meaningful reduction" (as the quoted term has been interpreted by judicial authorities and by rulings of the Service of the stockholder's actual and constructive ownership interest (Code section 302(b)(1); United
                                                         ------
States v. Davis, 397 U.S. 301 (1970); see, e.g., Rev. Rul. 76-
- ---------------                       ---------
385, 1976-2 C.B. 92; Rev. Rul. 76-364, 1976-2 C.B. 91).

          The determination of ownership for purposes of each of the foregoing tests will be made by taking into account both shares of MBI Common Stock actually owned by such stockholder

Plains Spirit Financial Corporation
April 6, 1995
Page 6

and shares of MBI Common Stock constructively owned by such stockholder pursuant to section 318 of the Code (Code section 356(a)). Under section 318 of the Code, a stockholder will be deemed to own stock that is owned or deemed to be owned by certain members of his or her family (spouse, children, grandchildren, and parents) and other related parties including, for example, certain entities in which such stockholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such stockholder (or a related person) has the right to acquire upon exercise of an option or conversion right.

          E. Each stockholder of Plains Spirit who receives cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by MBI. Provided that the shares of Plains Spirit Common Stock surrendered were capital assets in the hands of such holder, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share interest (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

                       * * * * * * * * * * * *

          We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those stockholders of Plains Spirit who acquired shares of Plains Spirit Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of stockholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences herein may become inapplicable.

          The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Service or any court of competent jurisdiction will agree with this opinion.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter in such Registration Statement.

                                        Very truly yours,

                                        /s/ Thompson & Mitchell

                                                              Exhibit A


                              CERTIFICATE
                              -----------
          The undersigned Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), through [Name], [Title] HEREBY
                                       ----    -----
CERTIFIES that (a) it is familiar with the terms and conditions of the Agreement and Plan of Merger by and among MBI, Mercantile Bancorporation Inc. of Iowa, an Iowa corporation ("MBI Iowa"), and Plains Spirit Financial Corporation, a Delaware corporation ("Plains Spirit"), dated December 23, 1994 (the "Agreement"), and
(b) it is aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Plains Spirit that the merger of Plains Spirit with and into MBI Iowa (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

          The undersigned HEREBY FURTHER CERTIFIES that:

          (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), and cash to be received by each Plains Spirit stockholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Plains Spirit common stock, par value $0.01 per share ("Plains Spirit Common Stock"), surrendered in the Merger by each such stockholder.

          (2) Except as otherwise set forth by the undersigned on an attachment hereto, MBI is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of Plains Spirit Common Stock to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in the Merger, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Merger.

          (3)  Before the Merger, MBI will be in control of MBI
Iowa within the meaning of section 368(c) of the Code.

          (4) After the Merger, (a) MBI Iowa will not issue additional shares of its stock that would result in MBI losing control of MBI Iowa within the meaning of section 368(c) of the Code, and (b) MBI Iowa will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in

MBI Iowa that, if exercised or converted, would affect MBI's retention of control of MBI Iowa (as defined above). No stock of MBI Iowa will be issued in connection with the Merger.

          (5)  Neither MBI nor any other member of MBI's
"affiliated group" (as the quoted term is defined in Code section
1504) (the "MBI Affiliated Group") has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the stockholders of Plains Spirit in the Merger.

          (6) Neither MBI nor any other member of the MBI Affiliated Group has any plan or intention (a) to liquidate MBI Iowa, (b) to merge MBI Iowa with and into another corporation,
(c) to sell or otherwise dispose (whether by dividend distribution or otherwise) of the stock of MBI Iowa, or (d) except for transfers described in section 368(a)(2)(C) of the Code, dispositions made in the ordinary course of business or dispositions approved by Thompson & Mitchell, to cause, suffer, or permit MBI Iowa to sell or otherwise dispose (whether by dividend distribution or otherwise) of
(i) any assets of Plains Spirit acquired in the Merger, or (ii) any assets of any other member of Plains Spirit's "affiliated group" (as defined above) (the "Plains Spirit Affiliated Group").

          (7) After the Merger, MBI Iowa will continue the historic businesses of Plains Spirit and the other members of the Plains Spirit Affiliated Group, or will use a significant portion of the historic business assets of the members of the Plains Spirit Affiliated Group in a business (no stock of any member of the Plains Spirit Affiliated Group shall be treated as a business asset for purposes of this representation).

          (8) MBI, MBI Iowa, Plains Spirit, and the stockholders of Plains Spirit will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that MBI or MBI Iowa may pay or assume the printing, mailing and filing expenses referred to in Section 5.06 of the Agreement.

          (9) Except with regard to Transaction Costs (as defined below), neither MBI nor any other member of the MBI Affiliated
Group will pay any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any stockholder of Plains Spirit in connection with the Merger, and no liability to which Plains Spirit Common Stock is subject will be extinguished as a result of the Merger. For purposes of this representation, (a) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Plains Spirit stockholder or to cause by other means the release of such guaranty), and (b) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) to Plains Spirit stockholders with respect to the MBI Common Stock (including cash in lieu of fractional shares thereof) to be delivered in the Merger, (iii) for legal, accounting, and investment banking and/or advisor services rendered to MBI or MBI Iowa, if any, (iv) for those expenses payable or assumable by MBI Iowa in accordance with representation (8) above, and (v) as compensation to any employee of the MBI Affiliated Group or the Plains Spirit
Affiliated Group for services rendered in the ordinary course of his or her employment.

          (10) No indebtedness between Plains Spirit or any other member of the Plains Spirit Affiliated Group, on the one hand, and MBI Iowa or MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or
(b) will be settled, as a result of the Merger, at a discount.
No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Plains Spirit, on the one hand, and MBI Iowa, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

          (11) The payment of cash in lieu of fractional shares of MBI Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Plains Spirit stockholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Plains Spirit stockholders in exchange for their shares of Plains Spirit Common Stock. The fractional share interests of each Plains Spirit stockholder will be aggregated, and no Plains Spirit stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

          (12) None of the compensation to be paid or accrued after the Merger to or for the benefit of any stockholder-employee of Plains Spirit will be separate consideration for, or allocable to, any of their shares of Plains Spirit Common Stock;
none of the shares of MBI Common Stock received in the Merger by any Plains Spirit stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any Plains Spirit stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          (13) With regard to the Rights Agreement by and between MBI and Mercantile Bank of St. Louis National Association (as successor in interest to Mercantile Bank National Association) as rights agent, dated May 23, 1988 (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Merger will not cause the occurrence of a Distribution Date.

          (14) Neither MBI nor any other member of the MBI Affiliated Group owns, directly or indirectly, other than in a fiduciary capacity, any stock of Plains Spirit; and neither MBI nor any other member of the MBI Affiliated Group has owned, directly or indirectly, any stock of Plains Spirit within the last five years, other than in a fiduciary capacity or as a result of foreclosure of previously contracted debts.

          (15) All payments made to dissenters and all cash payments made in lieu of fractional shares of MBI Common Stock will be funded with assets of MBI. No such payments will be funded with Plains Spirit assets.

          The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this ----- day of ------------, 1995.

                                        MERCANTILE BANCORPORATION INC.



                                        By-----------------------------

                                                                Exhibit B

                      OFFICER/DIRECTOR CERTIFICATE
                      ----------------------------

          The undersigned, [Name], [Title] of Plains Spirit
                            ----    -----
Financial Corporation, a Delaware corporation ("Plains Spirit"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Inc. of Iowa, an Iowa corporation ("MBI Iowa"), and Plains Spirit dated December 23, 1994, including the schedules and exhibits thereto (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Plains Spirit that the merger of Plains Spirit with and into MBI Iowa (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

          The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
Plains Spirit, that:

          (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), and cash to be received by each Plains Spirit stockholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Plains Spirit common stock, par value $0.01 per share ("Plains Spirit Common Stock"), surrendered in the Merger by each such stockholder.

          (2) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the Plains Spirit Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Plains Spirit Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in the Merger that would reduce such holders' ownership of MBI Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding Plains Spirit Common Stock as of the same date. For purposes of this representation, shares of Plains Spirit Common Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding on the date of the Merger. Moreover, all shares of Plains Spirit Common Stock and/or shares of MBI Common Stock held by Plains Spirit stockholders and otherwise sold, redeemed, or disposed of before or after the date of the Merger will be taken into account in making this representation.

          (3) Plains Spirit will transfer to MBI Iowa in the Merger assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Plains Spirit immediately prior to the Merger. For purposes of this representation, Plains Spirit assets used to pay dissenters or to pay stockholders who receive cash, and Plains Spirit assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of Plains Spirit held immediately prior to the Merger. For purposes of this representation, any asset of Plains Spirit or any other member of Plains Spirit's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Plains Spirit Affiliated Group") that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of Plains Spirit held immediately prior to the Merger.

          (4) At the time of the Merger and except with regard to Transactional Costs (as defined below), each liability of Plains Spirit or each liability to which an asset of Plains Spirit is subject will have been incurred by Plains Spirit in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger, Plains Spirit will have neither paid any amount nor incurred any liability, directly or indirectly, to or for the benefit of any person to induce such person's assistance or acquiescence in, or vote in favor of, the Merger (excluding Transactional Costs). For purposes of this representation, (a) the term "Plains Spirit" shall be deemed also to refer to each other member of the Plains Spirit Affiliated Group, (b) the term "liability" shall include any contingent obligation or any other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the release of another from his guaranty, and also includes an unenforceable agreement to cause the repayment of an obligation guaranteed by another), and (c) the term "Transactional Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) for legal, accounting, and investment banking and/or advisor services rendered to Plains Spirit, if any, and (ii) as compensation to any Plains Spirit employee for services rendered in the ordinary course of his or her employment.

          (5) Before the Merger, Plains Spirit will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Plains Spirit that, if exercised or converted after the Merger, would affect MBI's retention of control of MBI Iowa (within the meaning of section 368(c) of the Code).

          (6) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to Plains Spirit's stockholders will be paid by those stockholders and not by Plains Spirit. Plains Spirit will pay its own expenses that are incurred in connection with the Merger, with the exception of printing, mailing and filing expenses referred to in Section 5.06 of the Agreement.

          (7) No indebtedness between Plains Spirit or any other member of the Plains Spirit Affiliated Group, on the one hand, and MBI Iowa or MBI or any other member of MBI's "affiliated group" (defined as above), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Plains Spirit, on the one hand, and MBI Iowa, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

          (8) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Plains Spirit stockholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Plains Spirit stockholders in exchange for their shares of Plains Spirit Common Stock. The fractional share interests of each Plains Spirit stockholder will be aggregated, and no Plains Spirit stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

          (9) None of the compensation paid or accrued before the Merger to or for the benefit of any Plains Spirit stockholder-employee will be separate consideration for, or allocable to, any of their shares of Plains Spirit Common Stock; none of the shares of MBI Common Stock received in the Merger by any Plains Spirit stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any Plains Spirit stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Plains Spirit this ----- day of
- ---------------, 1995.

                                        PLAINS SPIRIT FINANCIAL CORP.



                                        By---------------------------

                                                                Exhibit C


                         STOCKHOLDER CERTIFICATE
                         -----------------------

          The undersigned stockholder of Plains Spirit Financial Corporation, a Delaware corporation ("Plains Spirit"),
[stockholder's name], a holder of   *    shares of Plains Spirit
 ------------------              -------
common stock, par value $0.01 per share ("Plains Spirit Common Stock"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Merger by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Inc. of Iowa, an Iowa corporation ("MBI Iowa"), and Plains Spirit dated December 23, 1994, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Plains Spirit that the merger of Plains Spirit with and into MBI Iowa (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Merger.
          The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received in the Merger, with the exception of any fractional share of MBI Common Stock to be exchanged for cash pursuant to the Merger.
          The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.
          IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of ---------------, 1995.




                                       -------------------------------